UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 19, 2022, HF Foods Group, Inc. (the “Company”) entered into an Asset Purchase Agreement, dated as of April 19, 2022, by and among Sealand Food, Inc. (“Sealand”), Connie Wang, Jenny Wang, Great Wall Seafood VA, L.L.C. (“Great Wall”), an indirect subsidiary of the Company, and, solely for purposes of Section 2.1(d) thereof, the Company (the “Asset Purchase Agreement”). Under the terms of the Asset Purchase Agreement, Great Wall is to acquire substantially all of the assets of Sealand, including equipment, machinery, intellectual property and vehicles as set forth in the Asset Purchase Agreement, for cash consideration of $20 million plus approximately $12.5 million worth of inventory to be finalized at closing. The acquisition is expected to be completed during the second quarter of 2022, subject to the satisfaction of certain customary conditions set forth in the Asset Purchase Agreement.
The Asset Purchase Agreement contains customary representations and warranties for transactions of this type, including but not limited to representations and warranties made by Sealand and Great Wall.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1
Asset Purchase Agreement, dated as of April 19, 2022, by and among Sealand Food, Inc., Connie Wang, Jenny Wang and Great Wall Seafood VA, L.L.C. and, solely for purposes of Section 2.1(d) thereof, HF Foods Group, Inc.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 25, 2022	/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer